ONCOVISTA, INC. AND SUBSIDIARY

Consolidated Financial Statements

Years Ended December 31, 2006 and 2005

ONCOVISTA, INC. AND SUBSIDIARY
Index
December 31, 2006

Page

Report of Independent Registered Public Accounting Firm	1

Consolidated Balance Sheet as of December 31, 2006	2

Consolidated Statements of Operations for the Years Ended
December 31, 2006 and 2005	3

Consolidated Statement of Changes in Stockholders’ Deficit for the Years Ended
December 31, 2006 and 2005	4

Consolidated Statements of Cash Flows for the Years Ended
December 31, 2006 and 2005	5

Notes to Consolidated Financial Statements	6 - 18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
OncoVista, Inc.

We have audited the accompanying consolidated balance sheet of OnvoVista, Inc. and Subsidiary (the Company) as of December 31, 2006, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of OncoVista, Inc. and Subsidiary as of December 31, 2006, and the consolidated results of their operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the consolidated financial statements, the Company has a net loss of $8,668,222 and net cash used in operations of $2,914,591 for the year ended December 31, 2006 and at December 31, 2006 has a working capital deficit of $635,648, accumulated deficit of $10,490,530, and a total stockholders’ deficit of $5,568,288. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note B. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.
Boca Raton, Florida
April 12, 2007

ONCOVISTA, INC. AND SUBSIDIARY
Consolidated Balance Sheet
December 31, 2006

ASSETS

Current Assets:
Cash	$1,954,645
Accounts receivable	46,804
Inventories	34,075
Other current assets	27,911
Total current assets	2,063,435

Equipment, net	233,565

Other Assets:
Deposit	48,455
Other assets	21,691
Total other assets	70,146

Total Assets	$2,367,146

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$126,753
Accrued expenses	423,746
Loans payable	1,235,333
Note payable	380,563
Accrued interest payable	532,688
Total current liabilities	2,699,083

Long-Term Liabilities:
Loans payable	679,955
Notes payable	3,960,900
Accrued interest payable	595,496
Total long-term liabilities	5,236,351

Total Liabilities	7,935,434

Stockholders' Deficit:
Common stock, $.001 par value;
30,000,000 shares authorized, 13,005,579
shares issued and outstanding	13,006
Additional paid-in capital	5,677,381
Accumulated deficit	(10,490,530)
Accumulated other comprehensive loss	(768,145)
Total stockholders' deficit	(5,568,288)

Total Liabilities and Stockholders' Deficit	$2,367,146

See accompanying notes to consolidated financial statements.

ONCOVISTA, INC. AND SUBSIDIARY
Consolidated Statements of Operations
Years Ended December 31, 2006 and 2005

	2006	2005

Revenue:
Third parties	$1,887,456	$-
Related parties	40,000	-
Total revenue	1,927,456	-

Operating Expenses:
Research and development	2,231,614	641,326
General and administrative	3,379,595	976,634
Total operating expenses	5,611,209	1,617,960

Loss from Operations	(3,683,753)	(1,617,960)

Other Income (Expense):
Interest income	88,498	8,371
Impairment of intangible asset and goodwill	(4,456,035)	-
Interest expense	(616,932)	(6,484)
Other income (expense), net	(4,984,469)	1,887

Net Loss	$(8,668,222)	$(1,616,073)

Loss Per Share - Basic and Diluted	$(0.69)	$(0.15)

Weighted Average Number of Shares Outstanding
During the Year - Basic and Diluted	12,646,480	10,500,236

See accompanying notes to consolidated financial statements.

ONCOVISTA, INC. AND SUBSIDIARY
Consolidated Statements of Stockholders’ Equity (Deficit)
Years Ended December 31, 2006 and 2005

					Accumulated
			Additional		Other
	Common Shares		Paid-In	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	(Loss)	Total

Balance at December 31, 2004	10,250,000	$10,250	$499,750	$(206,235)	$-	$303,765

Issuances of common stock,
net of direct offering costs of $126,000	1,185,000	1,185	2,810,315	-	-	2,811,500

Acquisition of subsidiary’s net liabilities	-	-	(2,483,532)	-	-	(2,483,532)

Options granted, share-based:
Compensation	-	-	124,977	-	-	124,977
Consulting	-	-	62,485	-	-	62,485

Comprehensive loss:
Net loss for the year	-	-	-	(1,616,073)	-	(1,616,073)
Foreign currency translation loss	-	-	-	-	(28,250)	(28,250)
Total comprehensive loss	-	-	-	-	-	(1,644,323)

Balance at December 31, 2005	11,435,000	11,435	1,013,995	(1,822,308)	(28,250)	(825,128)

Issuances of common stock,
net of direct offering costs of $152,250	1,404,000	1,404	3,356,346	-	-	3,357,750

Issuances of common stock
as direct offering cost	66,579	67	(67)	-	-	-

Issuances of common stock and
warrants for licensing rights
of intellectual property	100,000	100	738,520	-	-	738,620

Options granted, share-based:
Compensation	-	-	431,189	-	-	431,189
Consulting	-	-	137,398	-	-	137,398

Comprehensive loss:
Net loss for the year	-	-	-	(8,668,222)	-	(8,668,222)
Foreign currency translation loss	-	-	-	-	(739,895)	(739,895)
Total comprehensive loss	-	-	-	-	-	(9,408,117)

Balance at December 31, 2006	13,005,579	$13,006	$5,677,381	$(10,490,530)	$(768,145)	$(5,568,288)

See accompanying notes to consolidated financial statements.

ONCOVISTA, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows
Years Ended December 31, 2006 and 2005

	2006	2005
Cash Flows from Operating Activities:
Net loss	$(8,668,222)	$(1,616,073)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	105,320	-
Impairment of intangible asset and goodwill	4,456,035	-
Share-based compensation	431,189	124,977
Share-based consulting	137,398	62,485
Common stock and warrants for licensing rights of intellectual property	738,620	-
Changes in operating assets and liabilities:
Receivables	(24,517)	(3,017)
Inventory	(16,737)	-
Other current assets	(50,247)	13,501
Accounts payable	(123,875)	40,972
Accrued expenses	100,445	192,341
Net cash used in operating activities	(2,914,591)	(1,184,814)

Cash Flows from Investing Activities:
Purchases of equipment	(29,391)	-
Cash paid to acquire controlling interest of subsidiary,AdnaGen AG, net of intercompany advances	-	(1,101,369)
Cash acquired in acquisition	-	373,515
Net cash used in investing activities	(29,391)	(727,854)

Cash Flows from Financing Activities:
Proceeds from loans and notes payable	22,163	1,117,939
Repayments of loans and notes payable	(861,739)	-
Proceeds from sale of common stock	3,510,000	2,937,500
Cash paid for direct offering costs	(152,250)	(126,000)
Net cash provided by financing activities	2,518,174	3,929,439

Net increase (decrease) in cash	(425,808)	2,016,771
Effect of exchange rates on cash	(31,758)	(36,143)
Cash at beginning of year	2,412,211	431,583

Cash at End of Year	$1,954,645	$2,412,211

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$245,854	$-
Cash paid for taxes	$-	$-
See accompanying notes to consolidated financial statements.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2006

NOTE A - ORGANIZATION, NATURE OF OPERATIONS, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization: OncoVista, Inc. (OncoVista) was incorporated on September 22, 2004 in the State of Delaware and is a privately held pharmaceutical company engaged in the business of acquiring rights to, and developing for commercialization, technologies and drugs for the treatment of cancer and related life-threatening diseases. OncoVista’s corporate offices are located in San Antonio, Texas.

In December 2005, OncoVista acquired a controlling (51%) interest in AdnaGen AG, a research and development company based in Langenhagen, Germany. AdnaGen AG focuses on the development of innovative tumor diagnostics by utilizing its proprietary technology for the detection and analysis of rare cells. For financial reporting purposes, the acquisition of AdnaGen AG was treated as a business combination pursuant to SFAS No. 141.

Principles of Consolidation: The consolidated financial statements include the accounts of OncoVista and AdnaGen AG (collectively, the “Company”). AdnaGen AG had no operations from the date of its acquisition, December 29, 2005 to December 31, 2005. Therefore, the consolidated statement of operations for the year ended December 31, 2005 is solely that of OncoVista, Inc. All intercompany balances have been eliminated.

Comprehensive Loss: The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive loss and its components in the consolidated financial statements.

Revenue Recognition: The Company recognizes revenue when each of the following four criteria is met: 1) a contract or sales arrangement exists; 2) products have been shipped or services have been rendered; 3) the price of the products or services is fixed or determinable; and 4) collectibility is reasonably assured. The Company’s customers have no right of return for products sold.

Use of Estimates: The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates during 2006 and 2005 include depreciable lives of property, valuation of stock options and warrants granted for services or compensation pursuant to SFAS No. 123(R), and the valuation allowance for deferred tax assets.

Cash: For the purpose of the Statements of Cash Flows, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At December 31, 2006, the balance exceeded the federally insured limit by $1,661,361.

Accounts Receivable: There has been no identifiable bad debt expense during the years ended December 31, 2006 and 2005, respectively. Additionally, the Company has not recorded any allowance for doubtful accounts. The allowance is generally determined based on an account-by-account review. Accounts are charged off when collection efforts have failed and the account is deemed uncollectible. The Company does not charge interest on accounts receivable.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2006

Inventory: Inventory is stated at the lower of cost or market, determined by the first-in, first-out (FIFO) method. Inventory consists of finished goods in the form of select and detect breast cancer and colon cancer kits. During 2006 and 2005, there were no write-downs to net realizable value due to obsolescence.

Equipment: Equipment is stated at cost, less accumulated depreciation. Costs greater than $500 are capitalized and depreciated on a straight-line basis over the estimated useful lives, which ranges from three to ten years.

Long-Lived Assets: Long-lived assets, other than Goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Goodwill and Intangibles: Goodwill represents the excess purchase price over the fair value of net assts acquired. The Company applies the provisions of Financial Accounting Standards Board (“FASB”) Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), in accounting for goodwill. SFAS 142 requires that goodwill and other intangible assets that have indefinite lives not be amortized but instead be tested at least annually by the reporting unit for impairment or more frequently when events or changes in circumstances indicate that the asset might be impaired. For indefinite lived intangible assets, impairment is tested by comparing the carrying value of the asset to the fair value of the reporting unit to which they are assigned. (See Note C)

Minority Interest: Under generally accepted accounting principles, when losses applicable to the minority interest in a subsidiary exceed the minority interest in the equity capital of the subsidiary, the excess is not charged to the minority interest since there is no obligation of the minority interest to make good on such losses. The Company, therefore, has included losses applicable to the minority interest against its interest. If future earnings do materialize, the Company will be credited to the extent of such losses previously absorbed. For financial reporting purposes, minority interest will not be presented until the minority’s share of profit exceeds its previously recorded deficit.

Income Taxes: Significant management judgment is required in developing the provision for income taxes, including the determination of foreign tax liabilities, deferred tax assets and liabilities and any valuation allowances that might be required against the deferred tax assets. Management evaluates its ability to realize its deferred tax assets on a quarterly basis and adjusts its valuation allowance when it believes that it is more likely than not that the asset will not be realized.

The Company follows Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

Shipping and Handling Costs: Shipping and handling costs are classified as a separate component of operating expenses and those billed to customers are recorded as revenue in the statement of operations. Shipping and handling costs were not significant in 2006 or 2005.

Research and Development Expenses: The Company expenses all research and development costs as incurred for which there is no alternative future use. These costs also include employee and non-employee compensation and stock-based compensation.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2006

Customer Concentration: For the year ended December 31, 2006, the Company derived a substantial portion of its revenues from two customers accounting for 62% of its revenues.

Foreign Country Risks: The Company may be exposed to certain risks as a portion of its operations are being conducted in Germany. These include risks associated with, among others, the political, economic and legal environment, as well as foreign currency exchange risk. The Company’s results may be adversely affected by change in the political and social conditions in Germany due to governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversions and remittances abroad, and rates and methods of taxation, among other things. The Company does not believe these risks to be significant, and no such losses have occurred in the current or prior years because of these factors. However, there can be no assurance those changes in political and other conditions will not result in any adverse impact in future periods.

Regulatory Matters: Regulations imposed by federal, state and local authorities in the United States, as well as authorities in other countries, are a significant factor in the conduct of research, development, manufacturing and eventual marketing of the Company’s products. In the United States, drugs, biological products, and medical devices are regulated by the United States Food, Drug and Cosmetic Act, which is administered by the U.S. Food and Drug Administration. In Europe, sales of diagnostic products are regulated by Directorate General III of the European Commission, which allows the Company’s subsidiary to market its products under CE label as clinical diagnostics in the European Community.

Net Loss Per Share: Basic earnings (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding. Diluted earnings per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding including the effect of share equivalents. Common stock equivalents consist of shares issuable upon the exercise of certain common stock purchase warrants and stock options. See Note F for disclosure of securities that could potentially dilute basic earnings per share in future periods that were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive for the periods presented.

Share-Based Compensation: On January 1, 2005, the Company adopted Statement of Financial Accounting Standards No. 123(R) (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including grants of employee stock options based on estimated fair values. The Company has used the Black-Scholes option pricing model to estimate grant date fair value for all option grants.

Share-based compensation expense is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the year, less expected forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary in subsequent periods if actual forfeitures differ from those estimates. The Company has not computed any forfeitures, actual or expected, as they have a limited operating history pertaining to actual grants and vesting terms.

Additionally, common stock and warrants were issued in connection with the acquisition of intellectual property and as direct offering costs.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2006

Foreign Currency Translation: The financial position and results of operations of the Company’s foreign subsidiary are measured using the local currency (Euros) as the functional currency. Assets and liabilities of the subsidiary have been translated at current exchange rates as of December 31, 2006 and 2005, and related revenue and expenses have been translated at average exchange rates for the years ended December 31, 2006 and 2005. All equity transactions have been translated at their historical rates when the transaction occurred. The aggregate effect of translation adjustments is included as a component of accumulated other comprehensive loss and as a component of stockholders’ deficit. Transaction gains and losses related to operating assets and liabilities are included in general and administrative expense.

Fair Value of Financial Instruments: The carrying amounts of the Company’s short-term financial instruments, including accounts receivable, accounts payable, accrued expenses, loans payable, notes payable, and other payables, approximate fair value due to the relatively short period to maturity for these instruments.

Recent Accounting Pronouncements: In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” (SFAS 155), which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (SFAS 133) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (SFAS 140). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that it is a derivative financial instrument. The Company will adopt SFAS No. 155 on January 1, 2007 and does not expect it to have a material effect on its financial consolidated financial position, results of operations or cash flows.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, (“FIN 48”) “Accounting for Uncertainty in Income Taxes - An Interpretation of SFAS No. 109.” This Interpretation provides guidance for recognizing and measuring certain tax positions, as defined in FASB No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification and disclosure of uncertain tax positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this Interpretation will have a material impact on their financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), Fair Value Measurements. SFAS 157 clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. Additionally, it established a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS 157 to have a material impact on their financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158 (“SFAS 158”), “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS 158 requires employers to recognize the under funded or over funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS 158 are effective for fiscal years ending after December 15, 2006. The new measurement date requirement applies for fiscal years ending after December 15, 2008. The Company does not expect the adoption of SFAS 158 to have a material impact on their consolidated financial position, results of operations or cash flows.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2006

In September 2006, the U.S. Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin (“SAB No.108”), which expresses the views of the SEC staff regarding the process of quantifying financial statement misstatements. SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The guidance of this SAB is effective for annual financial statements covering the first fiscal year ending after November 15, 2006, which is December 31, 2006 for the Company. SAB No. 108 did not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

NOTE B - GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company has a net loss of $8,668,222 and net cash used in operations of $2,914,591 for the year ended December 31, 2006, a working capital deficit of $635,648, an accumulated deficit of $10,490,530 and a total stockholders’ deficit of $5,568,288 at December 31, 2006.

The ability of the Company to continue as a going concern is dependent on it to further implement its business plan, resolve its liquidity problems, principally by obtaining additional debt and/or equity financing, and generate additional revenues from collaborative agreements or sale of pharmaceutical products. The Company is also in default on loans, notes, and related accrued interest aggregating $380,563 at December 31, 2006. See Note D. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE C - ACQUISITION, GOODWILL, AND IMPAIRMENT

On December 29, 2005, the Company acquired a 51% interest in AdnaGen AG, a German corporation for 1,500,000 Euros. The translated purchase price was approximately $1,779,000; there were additional direct acquisition costs aggregating approximately $5,000, resulting in a total purchase price of approximately $1,784,000. Per the terms of the stock purchase agreement, the Company acquired net liabilities of AdnaGen AG. The acquisition of these net liabilities is considered additional consideration as part of the purchase. Since a minority interest was not recorded due to AdnaGen AG having negative equity, the additional allocation associated with this purchase was charged to additional paid-in capital. For the year ended December 31, 2005, acquisition of AdnaGen Ag’s net liabilities totaled $2,483,532. Accordingly, the purchase price was allocated as follows:

Current assets	$578,000
Fixed assets	189,000
Current liabilities	(623,000)
Long-term debt	(2,719,000)
Goodwill	4,359,000

Purchase price	$1,784,000

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2006

As of December 31, 2006, the Company performed an impairment review of its goodwill because of the Company’s inability to continue as a going-concern and because of the continuing poor economic, financial, and operating results of AdnaGen AG. Based on the operating results of AdnaGen AG since its acquisition, combined with its deficit in equity and projected negative cash flow and operating results in future periods, management determined it could not support the carrying value of the goodwill that exceeded its fair value. Accordingly, goodwill of $4,359,832 was fully impaired at December 31, 2006.

Pro Forma Statement of Operations (Unaudited): The following table presents the unaudited pro forma consolidated statement of operations for the year ended December 31, 2005 as if the acquisition of AdnaGen AG was consummated on January 1, 2005. There are no other pro forma adjustments or eliminations required. The unaudited pro forma consolidated statement of operations should be read in conjunction with the accompanying notes and the historical consolidated financial statements and related footnotes.

	OncoVista	AdnaGen AG	Total

Revenues	$-	$61,736	$61,736
Operating expenses	1,617,960	2,074,533	3,692,493
Loss from operations	(1,617,960)	(2,012,797)	(3,630,757)
Other income (expense)	1,887	(538,231)	(536,344)

Net loss	$(1,616,073)	$(2,551,028)	$(4,167,101)

Loss Per Share			$(.40)

Weighted Average Number of Share Outstanding
During the Year - Basic and Diluted			10,500,236

Other Impairment Loss: During 2006, the Company also recognized an impairment loss of $96,203 for a patent that was no longer being used by AdnaGen AG for commercialization of drug therapies. The impairment loss represented the remaining unamortized net book value of the patent.

There were no impairment charges taken during 2005.

NOTE D - EQUIPMENT

Equipment consists of the following at December 31, 2006:

Equipment	$1,118,686
Less accumulated depreciation	(885,121)

Equipment, net	$233,565

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2006

NOTE E - LOANS AND NOTES PAYABLE

The Company had the following outstanding loans and notes payable at December 31, 2006:

Loan payable to unrelated party with interest at 10% and
due on demand. This loan is unsecured.	$66,015

Loan payable to unrelated party with interest at 10%
and due on demand. This loan is unsecured.	1,169,318

Loan payable to bank with interest at 7.75% and maturity in
June 2008. This loan is unsecured.	679,955

Total Loans Payable	$1,915,288

Of the aggregate loans payable, $1,235,333 are short term. The remaining $679,955 is long-term.

Convertible note payable to unrelated party with interest
at 8% and due on demand. This note is unsecured and in default.
See below.	$280,563

Convertible note payable to unrelated party with interest at 8%
and due on demand. This is unsecured and in default. See below.	100,000

Note payable with interest at 5.5% and maturity in
June 2008. This note is unsecured.	660,150

Note payable with interest at 5%. Principal and interest due
December 2010. This note is unsecured.	1,980,450

Note payable with interest at 9%. Principal and interest due
December 2010. This note is unsecured.	1,320,300

Total Notes Payable	4,341,463

Of the aggregate notes payable, $380,563 are short term. The remaining $3,960,900 is long-term. In the above summary of notes payable, $3,960,900, representing all of the long-term debt principal, has a contingent repayment plan. Under the plan, the obligation is repayable only from the profits of AdnaGen AG. In the event that AdnaGen AG does not have sufficient profits as of the scheduled maturity dates in 2008 and 2010, the obligations will be extinguished without recourse from the lender.

Total Loans and Notes payable	$6,256,751

The aggregate maturities of loans and notes payable will result in the following principal payments for the year ending December 31:

2007	$1,615,896
2008	1,340,105
2009	-
2010	3,300,750

$6,256,751

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2006

Accrued Interest: On the total loans and notes payable outstanding, an aggregate $1,128,184 represents accrued interest, which includes $532,688 due currently and $595,496 due long-term.

Convertible $280,563 Note: The debt holder, at its option, may convert the first $100,000 of advances into common stock at $2.00 per share. Any advances over this balance, including accrued interest may be converted into common stock at $2.50 per share. The market price at the date of each advance was either equal to or less than the conversion price; accordingly, the conversion feature was not assigned any value.

Convertible $100,000 Note: The debt holder, at its option, may convert the debt and any accrued interest into common stock at $2.50 per share. The market price at the date of the advance was either equal to or less than the conversion price; accordingly, the conversion feature was not assigned any value.

NOTE F - STOCKHOLDERS’ DEFICIT

(1) Common stock issued for cash

Year Ended December 31, 2005: Under a private placement, the Company issued 50,000 shares of common stock at $2.00 per share for an aggregate consideration of $100,000. The Company, through a second private placement, sold 1,135,000 shares of common stock at $2.50 per share for an aggregate consideration of $2,837,500. In connection with raising these funds, the Company paid $126,000 in direct offering costs that were charged to additional paid-in capital.

Year Ended December 31, 2006: Under a private placement, the Company issued 1,404,000 shares of common stock at $2.50 per share for an aggregate consideration of $3,510,000. In connection with raising these funds, the Company paid $152,250 in direct offering costs that were charged to additional paid-in capital.

(2) Stock-based compensation

Year Ended December 31, 2005: During 2005, the Company recognized $124,977 in compensation expense based upon the vesting terms of certain option grants. See additional stock option information below.

During 2005, the Company recognized $62,485 in consulting expense based upon the vesting terms of certain option grants. See additional stock option information below.

Year Ended December 31, 2006: During 2006, the Company recognized $431,189 in compensation expense based upon the vesting terms of certain option grants. See additional stock option information below.

During 2006, the Company recognized $137,298 in consulting expense based upon the vesting terms of certain option grants. See additional stock option information below.

(3) Stock and warrants paid for licensing rights of intellectual property

Year Ended December 31, 2005: During 2005, the Company issued 100,000 shares of common stock and 200,000 stock warrants having a fair value of $738,620. The value of the common stock was $250,000 based upon the recent cash-offering price in the Company’s then private placement at that time. The value of the warrants was $488,620 based upon the use of a Black-Scholes option-pricing model. See further discussion of warrants granted in the tables below.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2006

(4) Stock and warrants issued as direct offering cost

Year Ended December 31, 2006: The Company issued 66,579 shares of common stock as a direct offering cost in connection with private placement. The fair value was $166,448 based upon a recent cash-offering price of $2.50 per share at that time. The net effect on equity is $-0-.

During 2006, the Company issued 85,000 warrants having a fair value of $212,245 based upon the Black-Scholes options-pricing model. Assumptions considered were as follows:

Expected volatility	200%
Expected dividends	0%
Expected life of warrant	10 years
Risk free interest rate	4.86%
Expected forfeitures	0%

Since these warrants were considered a direct offering cost in connection with a private placement, the net effect on equity is $-0-.

(5) Stock Options

The Company granted options to its officers and employees under its 2004 Stock Incentive Plan (the “Plan”). The Plan is authorized to grant options for up to 1,000,000 shares of common stock to employees, directors, and consultants who provide service to the Company. Options granted have a vesting schedule with a term ranging from grant date to four years and become fully exercisable based on specific terms imposed at the date of grant. All awards pursuant to the Plan shall terminate upon the termination of the grantees employment for any reason.

Pursuant to the provisions of SFAS No. 123(R), in the event of termination, the Company will cease to recognize compensation expense. There is no deferred compensation recorded upon initial grant date, instead, the fair value of the share-based payment is recognized ratably over the stated vesting period.

The Company has followed fair value accounting and the related provisions of SFAS No. 123(R) for all share-based payment awards since inception. The Black-Scholes assumptions used in the years ended December 31, 2006 and 2005 are as follows:

	2006	2005

Risk-free interest rate	4.36% - 5.01%	4.15% - 4.23%
Expected dividend yield	0%	0%
Expected volatility	200%	200%
Expected life of option	10 years	10 years
Expected forfeitures	0%	0%

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2006

A summary of the Company’s stock option activity and related information is as follows:

		Wt. Avg.
		Exercise
	Shares	Price

Outstanding at December 31, 2004	-	$-
Granted	620,000	0.06
Exercised	-	-
Forfeited	-	-
Outstanding at December 31, 2005	620,000	0.06
Granted	615,000	2.30
Exercised	-	-
Forfeited	-	-
Outstanding at December 31, 2006	1,235,000	$1.18
The following table summarizes information about the options outstanding:

	Options Outstanding			Options Exercisable

		Wt. Avg.
		Remaining	Wt. Avg.	Number	Wt. Avg.
Exercise	Number	Contractual	Exercise	Currently	Exercise
Price	Outstanding	Life	Price	Exercisable	Price

December 31, 2006

$ 0.001	250,000	8.04 yrs.	$0.001	62,500	$0.001
$ 0.10	420,000	8.86 yrs.	0.10	210,000	0.10
$ 2.50	565,000	9.28 yrs.	2.50	285,000	2.50

	1,235,000	8.49 yrs.	$1.18	557,500	$1.32

The above schedule includes 285,000 in warrants having an exercise price of $2.50. These warrants have a weighted average remaining contractual life of 5.59 years and were issued in exchange for intellectual property and direct offering costs. (See Notes F(3) and F(4))

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2006

NOTE G - FEDERAL INCOME TAXES

The Company files separate tax returns for its parent and AdnaGen AG, its 51% owned German subsidiary. The parent company does not benefit from any losses or incur any liabilities with respect to its ownership of AdnaGen AG. Accordingly, the Company has not incurred any U.S. Federal or State tax expense since its inception.

Significant deferred tax assets are as follows:
2006

Gross deferred tax assets:
Net operating loss carryforwards, United States	$1,580,000
Impairment	607,000
Share-based compensation and consulting	257,000
Organization costs	12,000
Total gross deferred tax assets	2,456,000

Less valuation allowance	(2,456,000)

Net deferred tax asset recorded	$-

The valuation allowance at December 31, 2005 was $604,000. The net change in valuation allowance during the year ended December 31, 2006 was an increase of $1,852,000. In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2006 and 2005.

At December 31, 2006, OncoVista, Inc. had U.S. tax net operating loss carryforwards of approximately $4,600,000 available to offset future taxable income expiring from 2024 to 2026. The utilization of tax net operating losses may be limited due to the change in ownership under Internal Revenue Code Section 382. AdnaGen AG tax attributes from its separately filed tax return in Germany is subject to the rules and regulations of that country.

The actual tax benefit differs from the expected tax benefit for the years ended December 31, 2006 and 2005 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes) as follows:

	2006	2005

Expected tax expense (benefit)	$(2,947,000)	$(549,000)

Permanent differences:
Impairment charge in excess of tax basis	876,000	-
Translation loss and other items	(97,000)	2,000
Rate differential and impact of foreign subsidiary	316,000	-
Change in valuation allowance	1,852,000	547,000

Actual tax expense	$-	$-

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2006

NOTE H - COMMITMENTS

Lease Obligations: The Company has a five-year lease for laboratory space with monthly payments of $12,000 from its Chairman of the Board, see Note I. Total rent expense amounted to approximately $210,814 and $189,500, respectively. Future minimal lease commitments are as follows:

Year	Amount

2007	$158,760
2008	166,698
2009	175,033

$500,491

Employment Contracts: The Company has employee contracts with certain executive officers, which have a commitment period of four years, expiring in 2008 and 2009, respectively. Compensation ranges from $183,400 to $322,000 as well as bonuses equivalent to 30% to 40% of base salary. Bonuses are based on performance milestones, which have not yet been met; therefore, bonuses have not been paid or accrued for the years ended December 31, 2006 and 2005, respectively. In the event of termination without cause, the contract provides for a severance of salary and benefits continuation for twelve months, which would total $400,000.

NOTE I - RELATED PARTY TRANSACTIONS

On October 13, 2004, the Company entered a license agreement with Lipitek International (Lipitek), pursuant to which Lipitek granted to the Company an exclusive worldwide royalty and milestone-bearing right and license to utilize the patents and technologies of Lipitek relating to L-Nucleosides and their conjugates.

Pursuant to the license, the Company will retain all rights to improvements developed by it and will grant a royalty-free non-exclusive license to Lipitek for such improvements. All know-how and patent rights arising out of improvements developed by or on behalf of Lipitek will continue to be part of the rights licensed pursuant to this agreement. Lipitek has retained the right under the patent rights and know-how for non-commercial research purposes.

On November 17, 2005, the Company entered into a purchase agreement with Lipitek and Alexander L. Weiss, Ph.D. pursuant to which Lipitek granted the Company an option to purchase all membership interests in Lipitek Research, LLC (Lipitek Research) for a purchase price of $5,000,000, which shall be payable quarterly based upon revenues of Lipitek Research up to $50,000 per quarter. Prior to the full payment of the purchase price, the Company has the option, upon 30 days written notice, to abandon the purchase of Lipitek Research upon forfeiture of the amounts already paid. In addition, all intellectual property developments by Lipitek Research through the term of the agreement or 2012, whichever is later, shall remain the Company’s property, irrespective of whether the option is exercised. In addition, the Company will receive 80% of the research and development revenue while the agreement is in place. In 2006 and 2005, the Company recognized revenues of $40,000 and $-0-, respectively. During 2006, the Company paid $200,000 toward the agreement and it expensed it as a component of research and development.

Alexander L. Weiss, Ph.D., is OncoVista’s Chairman of the Board of Directors, Chief Executive Officer, President and a significant shareholder, and is the ultimate beneficial owner of Lipitek International, Inc. and Lipitek Research, LLC.

The Company also leases its laboratory space from Lipitek, Inc. under a five-year lease agreement. See Note H. Rent is based on reasonable and customary rates as if the space were rented to an outside party.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2006

NOTE J - SEGMENT INFORMATION

The Company follows SFAS No. 131, “Disclosure About Segments of an Enterprise and Related Information”, with respect to its operating segments. The Company’s revenue is substantially derived from the operation in a single business segment, the development of innovative tumor diagnostics for detection, analysis, and treatment of rare (cancer) cells. Sales to customers outside the United States (in Europe) are made by AdnaGen AG, its German subsidiary. For 2006, approximately 98% of its revenue was from its German subsidiary. The following is a summary of the Company’s operations for the year end December 31, 2006:

	OncoVista, Inc.	AdnaGen AG	Total
	(United States)	(Germany)

Revenue	$40,000	$1,887,456	$1,927,456
Operating expenses	3,432,982	2,173,238	5,606,220

Loss from operations	(3,392,982)	(285,782)	(3,678,764)

Other expenses, net	(4,346,811)	(642,647)	(4,989,458)

Net Loss	$(7,739,793)	$(928,429)	$(8,668,222)